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                                August 14, 1997

Syncronys Softcorp
3958 Ince Blvd.
Culver City, California 90232

        RE:     REGISTRATION STATEMENT ON SB-2

Ladies and Gentlemen:

        We have acted as special Nevada counsel for Syncronys Softcorp, a Nevada corporation (the "Company") in connection with the registration for resale under the Securities Act of 1933, as amended (the "Act"), of 7,051,389 shares of the Company's Common Stock, par value $.0001 per share (the "Shares"), issuable upon exercise of certain warrants, options and shares of convertible preferred stock of the company, and upon conversion of certain convertible debentures of the Company, and including 225,000 shares of Common Stock issued pursuant to Section 4(2) of the Act. The Shares may be offered for sale from time to time by certain Selling Stockholders pursuant to the Company's Registration Statement on Form SB-2, as amended by Amendment No. 1 thereto (File No. 333-31073) to be filed with the Securities and Exchange Commission (the "Commission") on August 14, 1997.

        In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, and we have obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, as we have deemed necessary and appropriate for the purpose of this opinion.

        Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each of the parties signing each instrument, record, agreement, certificate and document (collectively, "documents") we examined was duly authorized to have executed and delivered, and duly and validly executed and delivered, such documents,
(ii) each natural person executing such documents was legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate documents made available to us by the company and all public records we reviewed are accurate and complete.


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Syncronys Softcorp
August 14, 1997
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        Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, the Shares have been duly authorized, and when the Shares have been registered for resale under the Act, and when issued and sold by the Selling Stockholders in accordance with the plan of distribution and the prospectus covering the Shares and forming a part of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

        We are qualifed to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, including any federal securities law, or any state securities or Blue Sky laws.

        We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                        Your very truly,



                                        SCHRECK MORRIS